                                                                   EXHIBIT 10.18

                              TERMS OF ARRANGEMENT
                                 WITH JIM KNOX

     1. Jim will serve as an officer and general counsel of Itel Corporation and such of its subsidiaries as he shall be requested to so serve until such time as the Company or the subsidiaries shall determine otherwise. It is contemplated that approximately half of Jim's time will be required for these services and that he will be free to perform legal work for others for the remainder of his time.

     2. His compensation and benefits will be determined from time to time by the Company. It has initially been determined that his salary will be $300,000 per year, he will not participate in the Management Incentive Plan, he will participate in future long-term incentives at 50% of the rate for executives at his level and his other benefits will continue on their current terms except as adjusted for the salary provided above and as otherwise modified herein.

     3. Upon the termination of Jim's employment for any reason except by his voluntary act

          (a) he (or his estate) will be paid at his election in a lump sum or in 24 equal monthly payments (or in any combination thereof) a total of $990,000 plus an amount equal to interest thereon from the effective date of this arrangement to the date of such termination, compounded at the end of each calendar quarter, at a rate equal to the Company's average cost of borrowed funds for each such quarter;

          (b) he (or his surviving spouse, if he dies after his Early Retirement
     Date) will be entitled to supplemental pension payments as provided below. The amount and timing of such payments will be determined in accordance with the present terms of the Itel Corporation Supplemental Executive Retirement Plan (without regard to any subsequent changes in those terms or the discontinuance of the plan) with the following modifications: It will be assumed that Jim's Compensation for 1992 and the period thereafter was at the annual rate of $600,000; that his period of Service for the period after October 31, 1992 was two years plus the period of his employment after October 31, 1992; that if the resulting period of Service, including Service prior to November 1, 1992, is less than 15 years then Jim's payment will be prorated based on a fraction the numerator of which is such period of Service and the denominator of which is 15 years; and that he is eligible for a reduced monthly benefit commencing any month after his Early Retirement Date even if his Termination of Service shall occur prior thereto;

          (c) he (or his estate) will be fully vested in all stock options granted to him by the Company previous to such termination and each such option will be exercisable for a period after such termination equal to four years less the number of months, if any, for which monthly payments are not made pursuant to paragraph (a) above because a lump sum payment has been made pursuant to that paragraph, but not to exceed the stated outside expiration date of the option;

          (d) for the period, if any, that he is electing to have the payment provided by paragraph (a) above paid in monthly installments, he will be entitled to medical coverage and life insurance to the extent such benefits are then being made available to other executives of the Company; and

          (e) he (or his estate) will receive the split dollar life insurance policy (or the proceeds thereof) on his life now owned by the Company if the policy has not previously been transferred to him.

     The termination of Jim's employment shall not be considered to be by his voluntary act if his employment is terminated by (a) his death, (b) his disability, (c) his resignation following a reduction without his consent in his compensation or benefits without a substantial reason therefor, such as Jim not being required for approximately half his time over an extended period of time, or (d) his retirement at any time after his 60th birthday.

     4. This arrangement shall be effective as of November 1, 1992.

ITEL CORPORATION

By       /s/ ROD F. DAMMEYER                          /s/ JAMES E. KNOX
   -----------------------------------------     --------------------------------------------
   Its       President                                   James E. Knox